EXHIBIT 99.906CERT

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
ARIEL INVESTMENT TRUST
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Mellody Hobson, am President (principal executive officer) of Ariel Investment Trust (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSR for the period ended March 31, 2012 (the “Report”).

I hereby certify that to the best of my knowledge:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:      May 14, 2012

/s/ Mellody Hobson
Mellody Hobson President and Principal Executive Officer

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
ARIEL INVESTMENT TRUST
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Anita Zagrodnik, am Chief Financial Officer (principal financial officer) of Ariel Investment Trust (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSR for the period ended March 31, 2012 (the “Report”).

I hereby certify that to the best of my knowledge:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       May 14, 2012

/s/ Anita Zagrodnik
Anita Zagrodnik Treasurer and Chief Financial Officer